Exhibit 99.1

BIMI International Medical Inc. Announces Third Quarter 2021 Financial Results

NEW YORK, Nov. 15, 2021 (GLOBE NEWSWIRE) -- BIMI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”), a leading healthcare products and services provider, today announced its unaudited financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights:

●	Revenues. Revenues for the three months ended September 30, 2021 increased to $13,777,494 from $3,091,071 in the comparable period in 2020, an increase of $10,686,423, or 345.7%.

●	Gross profit. Gross profit for the three months ended September 30, 2021 increased to $2,029,109 from $257,278 in the comparable period in 2020, an increase of $1,771,831, or 688.7%.

“We are glad to achieve significant revenue growth in the third quarter. The growth was mainly driven by the increase in sales of wholesale pharmaceuticals. Contributing to the increase in revenues for the three months ended September 30, 2021, was the operations of our recently-acquired five hospitals”, said Mr. Tiewei Song, Chief Executive Officer and President of BIMI International Medical Inc. “Looking ahead, we plan to form partnerships with hospitals with regional reputations, with the goal of making quality medical care more accessible to the wider public, especially in less- developed areas, and to provide health management and healthcare services for both urban and rural residents in a more inclusive and coherent manner.”

Three and Nine Month Financial Results

●	Revenues. Revenues for the three months ended September 30, 2021 and 2020 were $13,777,494 and $3,091,071, respectively. Compared with the three months ended September 30, 2020, revenues increased by $10,686,423 in 2021. Revenues for the nine months ended September 30, 2021 and 2020 were $25,202,485 and $7,317,449, respectively. Compared with the same period in 2020, revenues increased by $17,885,036 in 2021.

Wholesale pharmaceuticals segment. Revenues from the wholesale pharmaceuticals segment for the three months ended September 30, 2021 and 2020 were $8,483,024 and $2,368,785, respectively. Revenues from the wholesale pharmaceuticals segment for the nine months ended September 30, 2021 and 2020 were $14,978,955 and $4,698,985, respectively.

Wholesale medical devices segment. Revenues from the wholesale medical devices segment for the three months ended September 30, 2021 and 2020 were $1,608,584 and $669,276, respectively. Revenues from the wholesale medical devices segment for the nine months ended September 30, 2021 and 2020 was $2,524,777 and 2,567,029, respectively.

Medical services segment. Revenues from the recently formed medical services segment for the three months ended September 30,2021 were $2,961,536. Revenue from the medical services segment for the nine months ended September 30, 2021 were $6,694,510.

Retail pharmacy segment. Revenues from the retail pharmacy segment for the three and nine months ended September 30, 2021 were $133,815 and $375,045, respectively, which were generated from 5 retail pharmacy stores in Chongqing. Revenues from the retail pharmacy segmentfor the three and nine months ended September 30, 2020, which related to stores in Dalian, were negligible.

●	Cost of revenues. Cost of revenues for the three months ended September 30, 2021 and 2020 were $11,748,385 and $2,833,793, respectively. Cost of revenues for the nine months ended September 30, 2021 and 2020 were $20,616,279 and $6,240,962, respectively.

Wholesale pharmaceuticals segment. For the three months ended September 30, 2021 and 2020, the cost of revenues of our wholesale pharmaceuticals segment were $8,835,440 and $2,010,319, respectively. For the nine months ended September 30, 2021 and 2020, the cost of revenues of our wholesale pharmaceuticals segment were $14,598,512 and $3,759,707, respectively.

Wholesale medical devices segment. For the three months ended September 30, 2021 and 2020, the cost of revenues of our wholesale medical devices segment were $1,133,768 and $572,886, respectively. For the nine months ended September 30, 2021 and 2020, the cost of revenues of the wholesale medical devices segment were $1,831,089 and $2,051,563, respectively.

Medical services segment. For the three and nine months ended September 30, 2021, the cost of revenues of the recently acquired medical services segment were $1,240,773 and $3,334,306, respectively.

Retail pharmacy segment. For the three and nine months ended September 30, 2021, the cost of revenues of our retail pharmacy segment were $99,477 and $295,059, respectively. For the three and nine months ended September 30, 2020, the cost of revenues of our retail pharmacy operations in Dalian were $227,883 and $426,293, respectively, including an inventory impairment charge of $68,600 that resulted from the expiration of a large portion of our products because of the local lockdown.

●	Gross margin. For the three months ended September 30, 2021 and 2020, BIMI had gross margins of 14.7% and 8.3%, respectively. For the three months ended September 30, 2021 and 2020, the gross profit margin of our: (i) wholesale pharmaceuticals segment were (4.2%) and 15.1%, respectively; (ii) wholesale medical devices segment were 29.5% and 14.4%, respectively; (iii) medical services segment was 58.1% in 2021; and (iv) retail pharmacy segment was 25.7% in 2021.

For the nine months ended September 30, 2021 and 2020, BIMI had gross margins of 18.0% and 14.7%, respectively. For the nine months ended September 30, 2021 and 2020, the gross profit margin of our: (i) wholesale pharmaceuticals segments were 2.5% and 20.0%, respectively; (ii) wholesale medical devices segment were 27.5% and 20.1%, respectively; (iii) medical services segment was 50.2% in 2021; and (iv) retail pharmacy segment was 21.3% in 2021.

●	Operating expenses. Operating expenses were $3,574,443 for the three months ended September 30, 2021 as compared to $1,689,962 for the same period in 2020, an increase of $1,884,481, or 111.5%. Operating expenses were $ 9,522,372 for the nine months ended September 30, 2021 as compared to $6,583,685 for the same period in 2020, an increase of $2,938,687, or 44.6%.

Wholesale pharmaceuticals segment. Operating expenses of the wholesale pharmaceuticals segment for the three months ended September 30, 2021 and 2020 were $269,425 and $33,419, respectively. Operating expenses of the wholesale pharmaceuticals segment for the nine months ended September 30, 2021 and 2020 were $750,023 and $497,103, respectively.

Wholesale medical devices segment. Operating expenses of the wholesale medical devices segment for the three and nine months ended September 30, 2021 were $243,117 and $469,644, respectively. Operating expenses of the wholesale medical devices segment for the three months and nine months ended September 30, 2020 were $435 and $15,293, respectively.

Medical services segment. Operating expenses of medical services segment for the three and nine months ended September 30, 2021 were $1,136,316 and $2,377,996, respectively.

Retail pharmacy segment. Operating expenses of the retail pharmacy segment for the three and nine months ended September 30, 2021 were $159,988 and $547,159, respectively. Operating expenses of the retail pharmacy segment for the three and nine months ended September 30, 2020 were $1,391,910 and $2,043,438, respectively.

●	Other income (expenses). For three months ended September 30, 2021, BIMI had $158,612 of other expenses, net that included $74,302 of other expenses and $84,310 of interest expenses. For the nine months ended September 30, 2021, BIMI had $302,142 of other expenses, net that included $79,595 of other expenses and $222,547 of interest expenses.

For the three months ended September 30, 2020, BIMI reported other income of $5,247 and other interest expense of $339,780. For the nine months ended September 30, 2020, BIMI reported other income of $6,973,409 and other interest expense of $717,226. Other income in both periods includes the gain generated from the disposal of the NF Group.

●	Net income (loss). As a result of the foregoing, our net loss was $1,709,876 and $ 5,276,241 for the three and nine months ended September 30, 2021. For the three and nine months ended September 30, 2020, BIMI had a net loss of $1,860,573 and net income of $ 611,090, respectively.

●	Cash and working capital. At September 30, 2021, BIMI had cash of $209,803 and working capital of $2.12 million as compared to cash of $135,309 and working capital of $9,619,274 at December 31, 2020.

The unaudited condensed consolidated financial statements included in the quarterly report on Form 10-Q of the Company that was filed on November 15, 2021 have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. The continuation of the Company as a going concern through the next twelve months is dependent upon (1) the continued financial support from its stockholders or external financing, and (2) further implementation of management’s business plan to extend its operations and generate sufficient revenues and cash flow to meet its obligations. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provide the opportunity for the Company to continue as a going concern.

About BIMI International Medical Inc.

The Company is now exclusively a healthcare products and services provider, offering a broad range of healthcare products and related services and operates five private hospitals in China. For more information, please visit www.usbimi.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of COVID-19, the demand for the Company’s products and services in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission.

IR Contact:

Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803

Email: BIMI@dgipl.com

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
ASSETS	Unaudited
CURRENT ASSETS
Cash	$209,803	$135,309
Restricted Cash	4,641	-
Accounts receivable, net	11,621,052	6,686,552
Advances to suppliers	4,387,191	2,693,325
Amount due from related parties	441,301	-
Inventories	2,117,486	735,351
Prepayments and other receivables	7,521,587	14,880,526
Operating lease-right of use assets-current	-	53,425
Total current assets	26,303,061	25,184,488
NON-CURRENT ASSETS
Deferred tax assets	204,181	193,211
Property, plant and equipment, net	2,517,863	910,208
Intangible assets, net	17,734	-
Operating lease-right of use assets	3,593,297	-
Goodwill	30,442,738	6,914,232

Total non-current assets	36,775,813	8,017,651

TOTAL ASSETS	$63,078,874	$33,202,139

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$1,143,183	$904,228
Long-term loans due within one year	-	34,201
Convertible promissory notes, net	4,831,736	3,328,447
Accounts payable, trade	13,469,931	5,852,050
Advances from customers	392,485	194,086
Amount due to related parties	839,473	226,514
Taxes payable	665,405	773,649
Other payables and accrued liabilities	2,142,202	4,228,976
lease liabilities-current	702,789	23,063

Total current liabilities	24,187,204	15,565,214

Long-term loans – non-current portion	794,538	720,997
Lease liabilities -non-current	3,308,881	22,457
TOTAL LIABILITIES	$28,290,623	16,308,668

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value; 50,000,000 shares authorized; 32,423,350 and 13,254,587 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	32,423	13,254
Additional paid-in capital	49,580,126	26,344,920
Statutory reserves	2,263,857	2,263,857
Accumulated deficits	(18,227,631)	(12,914,973)
Accumulated other comprehensive income	880,807	1,003,392

Total BIMI International Medical Inc.’s equity	34,529,582	16,710,450

NONCONTROLLING INTERESTS	258,669	183,021

Total equity	34,788,251	16,893,471

Total liabilities and equity	$63,078,874	33,202,139

The accompanying notes are an integral part of the condensed consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the three months ended September 30		For the nine months ended September 30
	2021	2020	2021	2020

REVENUES	$13,777,494	$3,091,071	25,202,485	$7,317,449

COST OF REVENUES	11,748,385	2,833,793	20,616,279	6,240,962

GROSS PROFIT	2,029,109	257,278	4,586,206	1,076,487

OPERATING EXPENSES:
Sales and marketing	1,202,387	377,977	2,429,401	1,028,746
General and administrative	2,372,056	1,311,985	7,092,971	5,554,939
Total operating expenses	3,574,443	1,689,962	9,522,372	6,583,685

LOSS FROM OPERATIONS	(1,545,334)	(1,432,684)	(4,936,166)	(5,507,198)

OTHER INCOME (EXPENSE)
Interest expense	(84,310)	(339,780)	(222,547)	(717,226)
Other income (expense)	(74,302)	5,247	(79,595)	6,973,409
Total other income (expense), net	(158,612)	(334,533)	(302,142)	6,256,183

INCOME (LOSS) BEFORE INCOME TAXES	(1,703,946)	(1,767,217)	(5,238,308)	748,985

PROVISION FOR INCOME TAXES	5,930	93,356	37,933	137,895

NET INCOME (LOSS)	(1,709,876)	(1,860,573)	(5,276,241)	611,090
Less: net income (loss) attributable to non-controlling interest	(6,444)	49,374	36,417	75,648
NET INCOME (LOSS) ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICIAL INC.	$(1,703,432)	$(1,909,947)	$(5,312,658)	$535,442

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(128,005)	(108,236)	(126,893)	34,802
TOTAL COMPREHENSIVE INCOME (LOSS)	(1,837,881)	(1,968,809)	(5,403,134)	645,892
Less: comprehensive income (loss) attributable to noncontrolling interest	(6,400)	1,193	(6,345)	(1,408)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICIAL INC.	(1,831,481)	(1,970,002)	(5,396,789)	$647,300

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	27,084,325	10,505,821	22,864,269	9,987,848

EARNINGS (LOSS) PER SHARE
Net income (loss) - basic and diluted	$(0.06)	$(0.19)	$(0.23)	$0.05

The accompanying notes are an integral part of the consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,276,241)	$611,090
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	179,147	810,264
Profit on disposal of NF Group	-	(6,944,469)
Stock compensation	585,000	-
Allowance for doubtful accounts	94,037	(263,260)
Amortization of discount of convertible promissory notes	1,473,306	1,950,901
Change in derivative liabilities	-	43,224
Allowance for inventory provision	35,013	390,923
Impairment loss of intangible assets	-	903,573
Change in operating assets and liabilities
Accounts receivable	(5,028,537)	(1,284,400)
Advances to suppliers	(1,693,866)	418,847
Inventories	(1,417,149)	(2,928,419)
Prepayments and other receivables	2,464,793	(1,245,981)
Operating lease-right of use assets	(3,539,872)	-
Accounts payable, trade	7,617,880	4,844,674
Advances from customers	198,399	(707,586)
Taxes payable	(119,214)	(9,368)
Operating lease liabilities	3,966,150	-
Other payables and accrued liabilities	(2,086,772)	594,793
Net cash used in operating activities	(2,547,926)	(2,815,194)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition of Guanzan Group	-	95,220
Cash received from sale of NF Group	-	10,375,444
Purchase of property, plant and equipment	(1,804,536)	(121,176)
Net cash provided by (used in) investing activities	(1,804,536)	10,349,488

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of short-term loans	(34,201)	(65,516)
Repayment of long-term loans	-	(48,164)
Net proceeds from issuance of convertible promissory notes	4,065,000	3,457,325
Proceeds from long-term loan	73,541	-
Proceeds from short-term loans	238,955	27,371
Amount financed from related parties	171,657	173,547

Net cash provided by financing activities	4,514,952	3,544,563

EFFECT OF EXCHANGE RATE ON CASH	(83,355)	471,155

INCREASE IN CASH	79,135	11,550,012

CASH AND CASH EQUIVALENTS, beginning of period	135,309	36,674

CASH AND CASH EQUIVALENTS, end of period	214,444	$11,586,686

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$49,037	$42,130
Cash paid for interest expense, net of capitalized interest	$128,973	$62,636

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Issuance of shares of common stock for the equity acquisition of Chongqing Guanzan Technology Co., Ltd.	$3,818,000	$2,717,000
Issuance of shares of common stock for equity acquisition of Zhongshan Chaohu Hospital	$3,480,000	$-
Issuance of shares of common stock for equity acquisition of Guoyitang Hospital	$3,820,000	$-
Issuance of shares of common stock for equity acquisition of Minkang,Qiangsheng and Eurasia hospitals	$5,930,619	$-
Issuance of shares of common stock for prepayment of equity acquisition of Zhuoda	1,452,000	-
Issuance of shares of common stock for payment of improvements to offices	$696,896	-
Goodwill recognized from equity acquisition of Zhongshan Chaohu Hospital	$10,443,494	$-
Goodwill recognized from equity acquisition of Guoyitang Hospital	$7,154,392	$-
Goodwill recognized from equity acquisition of Minkang, Qiangsheng and Eurasia hospitals	$5,930,619	$-
Intangible assets recognized from equity acquisition of Boqi Group	$-	$6,443,170
Outstanding payment for the equity acquisition of Chongqing Guanzan Technology Co., Ltd.	$-	$4,414,119
Outstanding payment for equity acquisition of Zhongshan Chaohu Hospital	$6,100,723	$-
Outstanding payment for equity acquisition of Guoyitang Hospital	$6,100,723	$-
Outstanding payment for equity acquisition of Minkang, Qiangsheng and Eurasia hospitals	$9,911,416	$-
Common stock to be issued upon conversion of convertible promissory notes	$679	$5,160,473

The accompanying notes are an integral part of the consolidated financial statements